UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

Transphorm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41295	82-1858829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Castilian Drive

Goleta, CA 93117

(Address of principal executive offices, including zip code)

(805) 456-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2024, Transphorm, Inc. (the “Company”) entered into a Credit and Security Agreement (the “Credit Agreement”), among the Company, Transphorm Technology, Inc., as guarantor (the “Guarantor”), and Renesas Electronics America Inc., as lender (the “Lender”). The Credit Agreement provides for a $35.0 million delayed draw term loan facility. The obligations under the Credit Agreement are guaranteed by the Guarantor and secured by substantially all of the personal property of the Company and the Guarantor.

The Company and the Lender are party to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 10, 2024, among the Company, the Lender, Travis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lender (“Merger Sub”), and Renesas Electronics Corporation, a Japanese corporation (solely for the purposes set forth in Section 9.17 of the Merger Agreement). The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Lender (the “Merger”).

Subject to the terms of the Credit Agreement, the term loans are available to be borrowed during the periods and in the amounts set forth in the Credit Agreement (with amounts not borrowed in a period remaining available to be borrowed in subsequent periods), including up to $12.0 million on or prior to June 30, 2024, up to an additional $6.0 million after June 30, 2024 and on or prior to September 30, 2024, and up to an additional $8.0 million after September 30, 2024 and on or prior to January 10, 2025. If the Merger Agreement Termination Date (as defined in the Merger Agreement) has been extended pursuant to Section 8.1(c) of the Merger Agreement, up to an additional $5.0 million will be available after January 10, 2025 and on or prior to March 31, 2025, and up to an additional $4.0 million will be available after March 31, 2025 and prior to July 10, 2025. The proceeds of the term loans may be used for working capital and general corporate purposes of the Company and its subsidiaries prior to the closing of the Merger.

The Lender’s term loan commitment will terminate upon the occurrence of certain commitment termination events specified in the Credit Agreement. These events include (1) the termination of the Merger Agreement pursuant to Section 8.1 of the Merger Agreement, (2) the occurrence of the Termination Date (as defined in the Merger Agreement), (3) failure to perform material representations, warranties or covenants in the Merger Agreement beyond a specified grace period, (4) acceleration of or default under certain other indebtedness, (5) bankruptcy or insolvency events with respect to the Company or the Guarantor, (6) any uninsured destruction, loss or damage of a material portion of the collateral, (7) the occurrence of an Event of Default (as defined in the Credit Agreement), (8) any final money judgment, writ or warrant of attachment or similar process above a specified threshold that is not discharged, vacated, bonded or stayed for a period of 30 days, (9) the occurrence of a cessation of a substantial part of the business of the Company or the Guarantor that could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement), and (10) the Credit Agreement or any Credit Document (as defined in the Credit Agreement) ceases to be in full force and effect or the Company or the Guarantor contests their enforceability.

The term loans bear interest at a rate per annum equal to term SOFR for an interest period of 3 months plus 5.0%. Accrued interest is payable on the maturity date and, in the case of any term loans being prepaid, on the date of such prepayment. Term loans may be prepaid at any time without penalty or premium. The Credit Agreement provides for mandatory prepayment of the term loans with the proceeds from certain asset sales, certain insurance or condemnation proceeds and certain extraordinary receipts. Term loans repaid or prepaid may not be reborrowed.

The maturity date for the term loans is the earliest to occur of (1) written demand from the Lender following the closing of the Merger, (2) if, on the date of the termination of the Merger Agreement pursuant to Section 8.1 of the Merger Agreement, a Company Termination Fee (as defined in the Merger Agreement) is owed pursuant to Section 8.3(b)(i) or Section 8.3(b)(iii) of the Merger Agreement, the date of the payment of the Company Termination Fee, (3) if, on the date of the termination of the Merger Agreement pursuant to Section 8.1 of the Merger Agreement, a Company Termination Fee (as defined in the Merger Agreement) is owed pursuant to Section 8.3(b)(ii) of the Merger Agreement or no Parent Termination Fee (as defined in the Merger Agreement) or Company Termination Fee is owed, the date that is three months following such termination, (4) if, on the date of termination of the Merger Agreement pursuant to Section 8.1 of the Merger Agreement, a Parent Termination Fee (as defined in the Merger Agreement) is owed, the amount of the outstanding term loans will be applied as a dollar-for-dollar reduction in the Parent

Termination Fee and any obligations under the Credit Agreement in excess of the Parent Termination Fee shall be payable on the date that is three months following such termination, and (5) upon acceleration upon the occurrence of an event of default.

The Credit Agreement contains customary representations and warranties by the Company, which include customary materiality qualifiers. The Credit Agreement contains customary affirmative and negative covenants including, among other requirements, restrictions on intercompany investments, granting liens and transactions with affiliates, as well as obligations to maintain insurance, maintain property, pay taxes and other obligations, and provide notice of certain events.

The Credit Agreement contains events of default that include, among others, non-payment of principal, interest or other amounts, breach of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, and material judgments. While an event of default exists, interest will accrue at an increased rate. Upon the occurrence and during the continuance of an event of default, the commitments terminate and the Lender may accelerate the Company’s obligations under the Credit Agreement; however, that acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Company or the Guarantor.

The foregoing description of the Credit Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Credit Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

References to the Merger Agreement and the transactions contemplated therein are not complete and are subject to, and qualified in their entirety by reference to, the Company’s Current Report on Form 8-K filed on January 11, 2024 and the exhibits attached thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

10.1*	Credit and Security Agreement, dated as of March 1, 2024, among Transphorm, Inc., Transphorm Technology, Inc. and Renesas Electronics America Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Transphorm will furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSPHORM, INC.

Dated: March 5, 2024	By:	/s/ Cameron McAulay
	Name:	Cameron McAulay
	Title:	Chief Financial Officer and Secretary

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